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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                   FORM 8-K/A
                                 AMENDMENT NO. 2

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of report : July 29, 2003
                        ---------------------------------
                        (Date of earliest event reported)

                           DAYTON SUPERIOR CORPORATION
               (Exact Name of Registrant as Specified in Charter)



            Ohio                        1-11781                 31-0676346
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(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)



           7777 Washington Village Dr., Suite 130, Dayton, Ohio 45459
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               (Address of Principal Executive Offices) (Zip Code)

                                 (937) 428-6360
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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This Current Report on Form 8-K/A (Amendment No. 2) amends the Current Report on
Form 8-K we filed on August 13, 2003 in connection with our acquisition of substantially all of the fixed assets and rental fleet assets of Safway Formwork Systems, L.L.C. ("Safway Formwork"), as amended by the Current Report filed on Form 8-K/A (Amendment No. 1) filed by us on October 14, 2003. The sole purpose of Amendment No. 2 is to provide the financial information required under Item 7(b) of form 8-K which was excluded from the initial filing pursuant to Item 7(a)(4) of Form 8-K.

As previously disclosed in our quarterly report on Form 10-Q for the three months ended June 27, 2003, filed on August 13, 2003, we determined that it was necessary to restate our financial statements for fiscal years 2000 through the fiscal quarter ended March 28, 2003, in order to correct the application of EITF 00-10 in those periods. As a result, at the time we filed our Current Report on Form 8-K/A (Amendment No. 1), we were unable to provide the pro forma financial information required by Item 7(b). We now provide such pro forma information required by Item 7(b).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 29, 2003, we, together with our wholly owned subsidiary, Symons Corporation ("Symons"), completed the acquisition of substantially all of the fixed assets and rental fleet assets (the "Closing") of Safway Formwork, a subsidiary of Safway Services, Inc. ("Safway Services"), whose ultimate parent is ThyssenKrupp AG ("TK"), for a purchase price of $19,965,000. The asset purchase was made pursuant to the terms of the asset purchase agreement, dated as of June 30, 2003, as amended on July 15, 2003 and July 29, 2003 (the "Asset Purchase Agreement"), by and among us and Symons, and Safway Formwork and Safway Services. Prior to the acquisition, Safway Formwork primarily sold and rented concrete forming and shoring systems, principally European style products designed and manufactured by TK's affiliated European concrete forming and shoring business, to a national customer base. We intend to integrate the assets and operations of Safway Formwork into Symons' current concrete forming and shoring operations and expand our product offerings by advancing our plan to continue augmenting Symons' existing rental fleet with European clamping systems. The portion of the purchase price payable by note is subject to our set-off rights specified in the Asset Purchase Agreement for potential tax liabilities and other indemnification, and in the case of Symons and Safway Formwork, certain other post-closing adjustments.

The purchase price, determined in arms-length negotiations, was comprised of $13,000,000 in cash and $6,965,000 representing the net present value of our non-interest bearing (other than in the case of a default) senior unsecured note payable to Safway Formwork. The note was issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The first $250,000 installment payment was paid on September 30, 2003, and an additional $750,000 installment payment is due on December 31, 2003. Thereafter, annual payments of $1,000,000 are due on September 30 of each year from 2004 through 2008, with a final balloon payment of $6,000,000 due on December 31, 2008. For purposes of calculating the net present value of the senior unsecured note, we have assumed an interest rate of 14.5%. The $13,000,000 in cash was funded through the sale of our common shares valued at $13,000,000 to our majority shareholder, which is an affiliate of Odyssey Investment Partners, LLC. The acquisition has been accounted for as a purchase, and the results of Safway Formwork are included in our consolidated financial statements from the date of acquisition. The purchase price is being allocated based on the fair value of the assets acquired and liabilities assumed.

The forgoing information is qualified in its entirety by the complete text of the Asset Purchase Agreement, which is incorporated herein by reference to Exhibits 2.1, 2.2, and 2.3.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)     Pro Forma Financial Information.

        The following financial information is filed as Exhibit 99.2 and is incorporated herein by reference:

        Pro Forma Financial Information of Dayton Superior Corporation and Safway Formwork Systems, L.L.C.

        (i)  Pro forma Statement of Operations for the year ended December 31,
             2002

        (ii) Pro forma Statement of Operations for the nine months ended September 26, 2003


(c)     Exhibits.

        See Exhibit Index following Signature Page.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DAYTON SUPERIOR CORPORATION



                           By:  /s/  Edward J. Puisis
                                ------------------------------------

                                Edward J. Puisis
                                Vice President and Chief Financial Officer

Date: December 10, 2003



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                                  EXHIBIT INDEX

EXHIBIT NO.       DOCUMENT DESCRIPTION

2.1* Asset Purchase Agreement, dated as of June 30, 2003, by and among Dayton Superior Corporation and Symons Corporation, and Safway Formwork Systems, L.L.C. and Safway Services, Inc.

2.2* Amendment One, dated as of July 15, 2003, to the Asset Purchase Agreement by and among Dayton Superior Corporation and Symons Corporation, and Safway Formwork Systems, L.L.C. and Safway Services, Inc.

2.3* Amendment Two, dated as of July 29, 2003, to the Asset Purchase Agreement by and among Dayton Superior Corporation and Symons Corporation, and Safway Formwork Systems, L.L.C. and Safway Services, Inc.

99.1*             Financial Statements of Safway Formwork Systems, L.L.C.

99.2 Pro Forma Combined Financial Information of Dayton Superior Corporation and Safway Formwork Systems, L.L.C..


*Previously filed.